UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2011

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Dupont Street, Suite 2J
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On April 10, 2011, Pengram Corporation (the “Company”) has received a notice from a party purporting to represent Agus Abidin, the vendor of the Manado Gold Property. The notice purports to cancel the Company's rights under the letter agreement dated November 2, 2009 (the "Agreement") alleging that the Company has failed to meet the requirements under the Agreement. Under the terms of the Agreement, the Company had elected to exercise its right to enter into a formal agreement to acquire the property; however, the vendor, Mr. Abidin, had not met legal requirements to convert the tenures under which the property is held into the new form of tenure required by the new Indonesian mining laws which is necessary to permit the Company to acquire its interest. Despite numerous requests by the Company to Mr. Abidin and his representatives, this was never accomplished by him. Because of the delays on the part of the vendor, the Company had already determined to focus on its North American properties. Based on the notice received, the Company is now considering legal action against the vendor. The Company has advanced a total of $50,000 to the vendor.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: April 11, 2011

	By:	/s/ Richard W. Donaldson
RICHARD W. DONALDSON
President and Chief Executive Officer